STRAIGHT PATH COMMUNICATIONS INC.
POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Yonatan Cantor and Mini Rivera, signing singly, as the true and lawful attorney-in-fact of the undersigned:
(1) To execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Straight Path Communications Inc.'s,
Forms 3, 4, and 5, or such other forms as the United States Securities and
Exchange Commission may from time to time adopt for reporting changes in beneficial ownership of SPCI Securities, in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules and regulations thereunder;
(2) To do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such forms, complete and execute any amendment or amendments thereto, and file any such forms with the Securities and Exchange Commission and any stock exchange or similar authority; and
(3) To take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in her discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or a substitute or substitutes for such attorney-in-fact, lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that neither SPCI nor such attorneys-in-fact, in serving in such capacity at the request of the undersigned, assume any responsibilities of the undersigned to comply with Section 16 of the Securities
Exchange Act of 1934.
This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of May 21, 2015.
By: /s/ Davidi Jonas
 Name:  Davidi Jonas